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                                                                    Exhibit 4(h)


                                 AMENDMENT NO. 5

                                       TO

                             THE GORMAN-RUPP COMPANY
                    INDIVIDUAL PROFIT SHARING RETIREMENT PLAN
                 (As Amended and Restated as of January 1, 1987)
                 -----------------------------------------------

                  The Gorman-Rupp Company, an Ohio corporation, hereby adopts this Amendment No. 5 to The Gorman-Rupp Company Individual Profit Sharing Retirement Plan, as amended and restated as of January 1, 1987 (the "Plan").

                                    SECTION 1
                                    ---------

                  Effective as of January 1, 1994, Section 1.1(14) of the Plan is hereby amended by deleting the parenthetical phrase therein and substituting therefor the following:

                  "(not in excess of the limitation in effect under section 401(a)(17) of the Code for the Plan Year)"

                                    SECTION 2
                                    ---------

                  Effective as of January 1, 1993, Section 4.2(2) of the Plan is hereby amended in its entirety to read as follows:

                           "(2) (Employer Matching Contributions) Each Employer
                  shall make its Employer Matching Contributions to the Trust not later than 30 days after the end of each calendar month and such Contributions shall be equal to 20% of the first 2% of Before-Tax Contributions and 10% of the next 4% of Before-Tax Contributions made during such calendar month for Members who are Employees of such Employer and who are entitled to an allocation of the Employer's Employer Matching Contributions for such calendar month pursuant to Section 4.6."



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                                    SECTION 3
                                    ---------

                  Effective as of January 1, 1993, Section 4.6(1) of the Plan is hereby amended by deleting the words "calendar quarter" wherever they appear therein and substituting therefor the words "calendar month".

                                    SECTION 4
                                    ---------

                  Effective as of January 1, 1994, Article VIII of the Plan is hereby amended by adding the following new Section at the end thereof:

                           "8.10 DISTRIBUTION OF GORMAN-RUPP STOCK.
                  Notwithstanding the preceding provisions of this Article, a Member or Beneficiary who is eligible to receive a distribution under Section 8.2, 8.3 or 8.4 (but not Section 8.6) may elect to receive that portion of his distribution which is attributable to his interest in the Gorman-Rupp Stock Fund in the form of whole shares of Gorman-Rupp Stock with any fractional shares of Gorman-Rupp Stock in cash."

                                    SECTION 5
                                    ---------

                  Effective as of January 1, 1994, Section 9.8(1) of the Plan is hereby amended in its entirety to read as follows:

                           "(1) The Trustee shall, at the direction of the
                  Committee, receive and thereafter hold and administer as a part of the Trust Fund for a Member all cash and other property (a) which may be transferred to the Trustee from a trust held under another plan in which the Member was a participant, which meets the requirements of sections 401(a) and 501(a) of the Code ("a qualified trust") and which is not subject to the survivor annuity requirements of section 401(a)(11) of the Code, or (b) which constitutes an "eligible rollover distribution" (as hereinafter defined)



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                  which was distributed to, or transferred at the request of a
                  Member, from a qualified trust provided that the requirements of section 402(c) and 401(a)(31) of the Code are met or (c) which constitutes the entire amount of a distribution to the Member that satisfies the requirements of section 408(d)(3)(A)(ii) of the Code. For purposes of this subsection, an "eligible rollover distribution" is defined as provided in
                  Section 8.11(3) except that the distribution shall be from another qualified trust, not the Plan. Subject to other provisions of the Plan and Trust Agreement, the Trustee shall have the authority to sell or otherwise convert to cash any property transferred to it pursuant to this Section."

                  EXECUTED at Mansfield, Ohio this 29th day of December, 1993.

                                       THE GORMAN-RUPP COMPANY

                                       By  /s/ K. J. Bargahiser
                                          -------------------------
                                         Title:  VP Communications
                                               --------------------

                                       And  /s/ Kenneth E. Dudley
                                          -------------------------
                                         Title: Treasurer
                                               --------------------